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                                                                    EXHIBIT 99.1

                            [VISTEON PRESS RELEASE]

NEWS

Contact:
Della DiPietro (Ford)
1.313.322.1185

Greg Gardner (Visteon)
1.313.755.0927

Media Information Center
1.800.665.1515 or
1.313.621.0504
media@ford.com

Go to http://media.ford.com
for news releases and
high-resolution photographs.

IMMEDIATE RELEASE
FORD AND VISTEON REACH SETTLEMENT
ON NORTH AMERICAN PRICING

DEARBORN, Michigan, March 11, 2002 -- Ford Motor Company (NYSE:F) and Visteon Corporation (NYSE:VC) today announced an agreement resolving North American pricing issues between the two companies. The agreement is for the 2001 and 2002 calendar years.

Terms of the agreement were not disclosed.

"We are glad that we have resolved our issues with Visteon in a manner that is beneficial to both companies," said Carlos Mazzorin, Ford group vice president, Asia Pacific Operations, South American Operations and Global Purchasing. "We look forward to a continued strong and beneficial relationship with Visteon."

"Visteon is pleased that we have resolved these issues with Ford," said Michael Johnston, Visteon president and chief operating officer. "We believe this outcome is fair and equitable and strengthens the Visteon and Ford partnership."

Both companies said the outcome would not materially impact their financial outlook or previously filed financial statements. As previously disclosed, the remaining European issues are under discussion.

In June of 2000, Visteon was spun off from Ford Motor Company.